     As filed with the Securities and Exchange Commission on March 29, 1996
                                                       Registration No. 33-63833
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 ON
                                    FORM S-8
                           TO REGISTRATION STATEMENT
                               ON FORM S-4 UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CHEMICAL BANKING CORPORATION
             (Exact name of Registrant as specified in its charter)

               Delaware                             13-2624428
   (State or other jurisdiction of       (I.R.S. Employer Identification
    incorporation or organization)                   Number)

                   270 Park Avenue, New York, New York 10017
              (Address of principal executive offices) (Zip Code)

                            ------------------------



               THE CHASE MANHATTAN 1982 LONG-TERM INCENTIVE PLAN THE CHASE MANHATTAN 1987 LONG-TERM INCENTIVE PLAN THE CHASE MANHATTAN 1994 LONG-TERM INCENTIVE PLAN
             THE CHASE MANHATTAN STOCK OPTION PROGRAM FOR EMPLOYEES

                           (Full Title of the Plans)

                            William H. McDavid, Esq.
                          Chemical Banking Corporation
                    270 Park Avenue, New York, New York 10017
                     (Name and address of agent for service)

                                 (212) 270-6000
                    (Telephone number, including area code,
                             of agent for service)

                                   Copies to:

                Peter J. Tobin                            Jeremiah Thomas, Esq.
         Chemical Banking Corporation                   Simpson Thacher & Bartlett
               270 Park Avenue                             425 Lexington Avenue
           New York, New York 10017                      New York, New York 10017

                            ------------------------

This Post-Effective Amendment covers shares of Common Stock, par value $1.00 per share (including Junior Participating Preferred Stock purchase rights), of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement") to which this Post-Effective Amendment is an amendment. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.

                                     PART I

Item 1. Plan Information

     Not required to be filed with this Post-Effective Amendment.

Item 2.  Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Post-Effective Amendment.

                                    PART II

Item 3. Incorporation of Documents by Reference


     The following documents filed with the Securities and Exchange Commission by Chemical Banking Corporation (the "Company") are incorporated herein by reference:


           (i) The Company's Registration Statement on Form S-4 (Reg.
     No. 33-63833), excluding any documents incorporated by reference therein;

          (ii) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (iii) The Company's Current Reports on Form 8-K dated January 12, 1996, January 18, 1996, January 19, 1996, February 5, 1996 and
     March 25, 1996; and

         (iv) The description of the Common Stock, par value $1.00 per share ("Common Stock"), of the Company and the purchase rights for units of Junior Participating Preferred Stock set forth in the Company's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.


     All documents subsequently filed by the Company and pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The Restated Certificate of Incorporation of the Company provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company's Restated Certificate of Incorporation empowers the Company to indemnify any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Restated Certificate of Incorporation also empowers the Company by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Company would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, the Company's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Company and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Company. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

     The Company's By-laws also provide that the Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

       4.1    Restated Certificate of Incorporation of Chemical Banking Corporation
              (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)

       4.2    Certificate of Designations of the Adjustable Rate Cumulative Preferred Stock,
              Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit
              2 of the Registration Statement on Form 8-A of Chemical Banking Corporation
              dated June 6, 1994)

       4.3    By-Laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated December 31, 1993 of
              Chemical Banking Corporation)

       4.4    Rights Agreement, dated as of April 13, 1989, between Chemical Banking
              Corporation and Chemical Bank (as successor rights agent to Harris Trust
              Company of New York) (incorporated by reference to Exhibit 4 to the
              Registration Statement on Form 8-A of Chemical Banking Corporation dated April
              13, 1989)

       4.5    Form of Restated Certificate of Incorporation of The Chase Manhattan
              Corporation (incorporated by reference to Exhibit 5 of the Registration
              Statement on Form 8-A dated March 13, 1996 of Chemical Banking Corporation
              (with respect to common stock subscription warrants))

       5      Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued

       23.1   Consent of Price Waterhouse as to the financial statements of Chemical Banking
              Corporation


       23.2   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5)

       24     Powers of Attorney (incorporated by reference to Exhibit 24 of the Registration
              Statement on Form S-4 (Registration No. 33-63833) of Chemical Banking
              Corporation)





Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on March 29, 1996.
                                          CHEMICAL BANKING CORPORATION

                                          By /s/ John B. Wynne
                                             --------------------------
                                             (John B. Wynne, Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                Title                       Date
-----------------------------------------------------------------------------   ---------------
                   *                          Chairman, Chief Executive         March 29, 1996
----------------------------------------         Officer and Director
            Walter V. Shipley                (Principal Executive Officer)

                   *                           President and Director           March 29, 1996
----------------------------------------
             Edward D. Miller

                   *                                   Director                  March 29, 1996
----------------------------------------
          Frank A. Bennack, Jr.

                   *                                   Director                  March 29, 1996
----------------------------------------
            Michel C. Bergerac

                   *                                   Director                  March 29, 1996
----------------------------------------
           Randolph W. Bromery

                   *                                   Director                  March 29, 1996
----------------------------------------
          Charles W. Duncan, Jr.

                   *                                   Director                  March 29, 1996
----------------------------------------
             Melvin R. Goodes

                   *                                   Director                  March 29, 1996
----------------------------------------
             George V. Grune

                   *                                   Director                  March 29, 1996
----------------------------------------
         William B. Harrison, Jr.

                   *                                   Director                  March 29, 1996
----------------------------------------
              Harold S. Hook

                Signature                                Title                       Date
-----------------------------------------------------------------------------   ---------------
                    *                                  Director                  March 29, 1996
----------------------------------------
             Helene L. Kaplan

                    *                                  Director                  March 29, 1996
----------------------------------------
            J. Bruce Llewellyn

                    *                                  Director                  March 29, 1996
----------------------------------------
             John P. Mascotte

                    *                                  Director                  March 29, 1996
----------------------------------------
           John F. McGillicuddy

                    *                                  Director                  March 29, 1996
----------------------------------------
             Andrew C. Sigler

                    *                                  Director                  March 29, 1996
----------------------------------------
            Michael I. Sovern

                    *                                  Director                  March 29, 1996
----------------------------------------
             John R. Stafford

                    *                                  Director                  March 29, 1996
----------------------------------------
             W. Bruce Thomas

                    *                                  Director                  March 29, 1996
----------------------------------------
           Marina v.N. Whitman

                    *                                  Director                  March 29, 1996
----------------------------------------
             Richard D. Wood

                    *                          Executive Vice President          March 29, 1996
----------------------------------------      and Chief Financial Officer
              Peter J. Tobin                 (Principal Financial Officer)

                    *                                 Controller                 March 29, 1996
----------------------------------------    (Principal Accounting Officer)
            Joseph L. Sclafani

---------------

* John B. Wynne hereby signs this Post-Effective Amendment on March 29, 1996, on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Post-Effective Amendment.

                                                  /s/ John B. Wynne
                                          --------------------------------------
                                                      John B. Wynne
                                                     Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                                        Description                                Page No.
------          -----------------------------------------------------------------------  --------
 4.1         -- Restated Certificate of Incorporation of Chemical Banking Corporation
                  (incorporated by reference to Exhibit 3.1 of the Annual Report on
                  Form 10-K dated December 31, 1993 of Chemical Banking Corporation)
 4.2         -- Certificate of Designations of the Adjustable Rate Cumulative Preferred
                  Stock, Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 8-A of
                  Chemical Banking Corporation dated June 6, 1994)
 4.3         -- By-Laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated
                  December 31, 1993 of Chemical Banking Corporation)
 4.4         -- Rights Agreement, dated as of April 13, 1989, between Chemical Banking
                  Corporation and Chemical Bank (as successor rights agent to Harris
                  Trust Company of New York) (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A of Chemical Banking
                  Corporation dated April 13, 1989)
 4.5         -- Form of Restated Certificate of Incorporation of The Chase Manhattan
                  Corporation (incorporated by reference to Exhibit 5 of the
                  Registration Statement on Form 8-A dated March 13, 1996 of Chemical
                  Banking Corporation (with respect to common stock subscription warrants))
   5         -- Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued
23.1         -- Consent of Price Waterhouse as to financial statements of Chemical
                  Banking Corporation
23.2         -- Consent of Simpson Thacher & Bartlett (contained in Exhibit 5)
  24         -- Powers of Attorney (incorporated by reference to Exhibit 24 of the
                  Registration Statement on Form S-4 (Registration No. 33-63833) of
                  Chemical Banking Corporation)